Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

MERCHANTS BANCSHARES, INC.
To Be Held On:

May 7, 2013 at 10:00 a.m., E.T.

The ECHO Lake Aquarium and Science Center, Lakeside Hall

Burlington, VT 05401

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/26/2013.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.mbvt.com. From there, click on "Investor Relations," then “SEC Filings” and "Proxy Materials/Annual Reports."

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.
TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.
MAIL: You may request a card by following the instructions above.

1. To elect five directors, each of whom will serve for a three-year term, and one director who will serve for a two-year term.			2. To consider a non-binding resolution to approve the compensation of Merchants’ named executive officers.

NOMINEES:	Raymond C. Pecor, Jr. Patrick S. Robins Jeffrey L. Davis Bruce M. Lisman Karen J. Danaher Janette K. Bombardier	Three year term Three year term Three year term Three year term Three year term Two year term

3.

To ratify Crowe Horwath LLP as Merchants’ registered public accounting firm for 2013.

4.

To transact any other business as may properly come before the meeting or at any adjournments of the meeting.

These items are more fully described in the proxy statement. The record date for the Annual meeting is March 8, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Please note that you cannot use this notice to vote by mail.